                                                                       EXHIBIT 4

                           SPECIMEN AUTHORIZATION CARD

                 UNITED MOBILE HOMES, INC. DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN

     I wish to participate in the Dividend  Reinvestment and Stock Purchase Plan
(the  "Plan")  for the  purchase  of whole and  partial  shares of Common  Stock
("Shares") of United Mobile Homes, Inc. (the "Company") as follows:

     FULL DIVIDEND REINVESTMENT.  I want to reinvest dividends on all Shares now or  hereafter  registered  in my name and on all Shares  held for me by the Plan
Administrator. I may also make optional cash deposits.

     PARTIAL  DIVIDEND  REINVESTMENT.  I want to reinvest cash dividends on only
________ Shares  registered in my name and want my cash dividends on the rest of my Shares.  I  understand  that  dividends on all Shares held for me by the Plan
Administrator will be reinvested. I may also make optional cash deposits.

     OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits.  I do not want to reinvest  dividends on Shares registered in my name. I understand that  dividends  on all  Shares  held for me by the Plan  Administrator  will be reinvested. My check in the amount of $___________ is enclosed.

     My  participation  is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

     -------------------------------    -------------------------------
     Social Security or Tax I.D. No.    Date

     -------------------------------    -------------------------------
     Print Names(s) of Registered       Signature(s) of Registered
     Owner(s)                           Owner(s)

     Make checks payable to Mellon Investor  Services and mail to P.O. Box 3339,
South Hackensack, New Jersey 07606-1939.

     SHAREHOLDERS  ALL OF WHOSE  SHARES ARE IN  NOMINEE OR STREET  NAME ONLY MAY
ELECT  OPTIONAL  CASH  PAYMENTS.  CERTIFICATION  ON THE  REVERSE OF CARD MUST BE
COMPLETED.

           OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME AND
                               ENROLLMENT IN PLAN

           (TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE IN
                            NOMINEE OR STREET NAME)

         Name of Broker or Nominee Holding Shares for Shareholder:

         -----------------------------------------------------------

         Number of Shares held by Broker or Nominee:
                                                    ----------------

         I wish to make optional cash payments to the Plan. My check in the amount of $______ is enclosed. My Plan Account is to be maintained as follows
(PLEASE PRINT):

         -----------------------------------------------------------------------
         Name           Street            City            State            Zip

         Social Security/Tax I.D. No.
                                     -------------------------------------------

         Date
              ---------------------

I HEREBY CERTIFY THAT I AM THE OWNER OF THE SHARES OF UNITED MOBILE HOMES,  INC.
INDICATED ABOVE.

                            -------------------------
                                    Signature

     IF ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE RETURNING.

     THIS IS NOT A PROXY.